EXHIBIT 21

HALLIBURTON COMPANY
Subsidiaries of the Registrant
December 31, 2005

STATE OR COUNTRY
NAME OF COMPANY	OF INCORPORATION

Baroid International Trading, LLC	United States
BITC (US) LLC	United States
BITC Holdings (US) LLC	United States
Breswater Marine Contracting B.V.	Netherlands
Brown & Root Toll Road Investment Partners, Inc.	United States
Devonport Management Limited	United Kingdom
Devonport Royal Dockyard Limited	United Kingdom
DII Industries, LLC	United States
Halliburton Affiliates, LLC	United States
Halliburton AS	Norway
Halliburton Canada Holdings, Inc.	United States
Halliburton Energy Cayman Islands Limited	Cayman Islands
Halliburton Energy Services, Inc.	United States
Halliburton Group Canada Inc.	Canada
Halliburton Group Canada (Partnership)	Canada
Halliburton Group Holdings (1) Company	Canada
Halliburton International, Inc.	United States
Halliburton Netherlands Operations Cooperatie	Netherlands
Halliburton Norway Holdings C.V.	Netherlands
Halliburton Partners Canada, Inc.	Canada
Hobbymarkt Delft BV	Netherlands
KBR Group Holdings, LLC	United States
KBR Holdings, LLC	United States
Kellogg Brown & Root Holdings (U.K.) Limited	United Kingdom
Kellogg Brown & Root Holdings Limited	United Kingdom
Kellogg Brown & Root Limited	United Kingdom
Kellogg Brown & Root LLC	United States
Kellogg Brown & Root Services, Inc.	United States
Kellogg Energy Services, Inc.	United States